As filed with the Securities and Exchange Commission on May 13, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVADAQ TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

ONTARIO	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5090 Explorer Drive

Suite 202, Mississauga

Ontario, Canada L4W 4LS

(906) 629-3822

(Address, including zip code, of registrant’s principal executive offices)

NOVADAQ TECHNOLOGIES INC. LONG TERM INCENTIVE PLAN

(Full title of the plan)

C T Corporation System

111 Eighth Avenue, 13th Floor, New York, New York 10011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Jeffrey Singer Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5l 1B9 (416) 869-5500	David S. Rosenthal, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 (212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, no par value per share	10,000,000 shares	$10.65	$106,500,000.00	$12,376.00

(1)	Represents the aggregate number of common shares, no par value per share, of the Registrant (the “Common Shares”) being registered for issuance pursuant to the Novadaq Technologies Inc. Long Term Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Common Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(2)	A maximum offering price of $10.65 was estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, based upon the average high and low prices of the Common Shares on May 11, 2015, as reported on the Nasdaq Global Market.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement:

(a) the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the Commission on March 26, 2015;

(b) all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 40-F for the fiscal year ended December 31, 2014, incorporated by reference herein pursuant to (a) above;

(c) The description of the Registrant’s Common Shares, no par value, under the section captioned “Description of the Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form F-10 (File No. 333-191708), initially filed with the Commission on October 10, 2013, as subsequently amended by any amendments to such Registration Statement on Form F-10, as incorporated by reference herein;

(d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement will be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission, until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. The CBCA also provides that the Registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding.

The CBCA also provides that the Registrant may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity at the Registrant’s request.

However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws provide that the Registrant will indemnify, to the fullest extent permitted by the CBCA, any director or officer, any former director or officer and any individual who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity, of another entity.

The Registrant’s by-laws provide that the Registrant will not indemnify a person referred to above unless the person: (a) acted honestly and in good faith with a view to the best interest of the Registrant, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the person’s conduct was lawful.

The Registrant’s by-laws authorize the Registrant to execute agreements in favor of any of the persons referred to above evidencing the terms of the indemnity. The Registrant’s by-laws do not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the Registrant’s by-laws.

The Registrant may purchase and maintain insurance for the benefit of any persons referred to above against such liabilities and in such amounts as the directors may determine and as are permitted by the CBCA. The Registrant has purchased and maintains such an insurance policy.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

4.1	Novadaq Technologies Inc. Long Term Incentive Plan

5.1	Opinion of Stikeman Elliott LLP

23.1	Consent of Stikeman Elliott LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

23.2	Consent of KPMG LLP

24	Power of Attorney (included in signature page to the registration statement)

ITEM 9.	UNDERTAKINGS.

(a)	Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(3)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario, Canada, on the 13th day of May, 2015.

NOVADAQ TECHNOLOGIES INC.
(Registrant)

By:	/s/ Arun Menawat
Name:	Arun Menawat
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arun Menawat, President, Chief Executive Officer and Director of Novadaq Technologies Inc., and Roger Deck, Chief Financial Officer of Novadaq Technologies Inc., or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arun Menawat	President, Chief Executive Officer and Director	May 13, 2015
Arun Menawat

/s/ Roger Deck	Chief Financial Officer	May 13, 2015
Roger Deck

/s/ Anthony Griffiths	Director	May 13, 2015
Anthony Griffiths

/s/ Harold O. Koch, Jr.	Director	May 13, 2015
Harold O. Koch, Jr.

/s/ Patrice Merrin	Director	May 13, 2015
Patrice Merrin

/s/ Thomas Wellner	Director	May 13, 2015
Thomas Wellner

/s/ William A. Mackinnon	Director	May 13, 2015
William A. Mackinnon

/s/ Robert S. White	Director	May 13, 2015
Robert S. White

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Novadaq Technologies Inc. in the United States, on the 13th day of May, 2015.

C T CORPORATION SYSTEM

/s/ Ann Williams
Name: Ann Williams
Title: Assistant Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Novadaq Technologies Inc. Long Term Incentive Plan

5.1	Opinion of Stikeman Elliott LLP

23.1	Consent of Stikeman Elliott LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

23.2	Consent of KPMG LLP

24	Power of Attorney (included in signature page to the registration statement)